EXHIBIT 10.36

Stringtown Mill Bill of Sale

This Bill of Sale is entered into as effective this 21st day of December 2007, by and between SNH Investments, LLC ('Seller"), a Colorado limited liability company with offices at 6200 S. Vivian St., Littleton, CO 80127 and Calais Resources Inc. (Buyer) a British Columbia corporation with the address of PO Box 653 Nederland, CO 80444.

For and in consideration of the payment of the Purchase Price provided herein and the terms and conditions of this Bill of Sale, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.   Seller agrees to sell and Buyer agrees to buy all of the Seller's rights, title and interest in and to all personal property, fixtures, equipment, machinery, buildings, structures and improvements at and in the Stringtown Mill located near Leadville, CO, including, but not limited to, all of the items on the list attached hereto as Exhibit A and by this reference incorporated herein and all agreements relating thereto, including, without limitation, any warranties, service agreements or guarantees from any manufactures, distributors, vendors or other third parties concerning any such item (hereinafter collectively referred to as the "Mill and Equipment").
2.   Buyer agrees to pay Seller for the Mill and Equipment, only a partial list of which is attached as Exhibit A, the equivalent of Sixty Thousand Dollars (US$ 60,000) through the issuance by Buyer to Seller of 750,000 shares of the Buyer's common stock priced at US$0.08 per share (the "Shares"). In addition the Buyer agrees to issue 750,000 warrants with a strike price of US$0.12 / share to expire in each case 5 years from the effective date. Seller acknowledges and understands that the Shares, the warrants described above and any shares obtained upon exercise of such warrants will be restricted securities subject to the limitations on transfer provided by the Securities Act of 1933 and the rules and regulations promulgated thereunder. As a precondition to the issuance of the Shares, Seller will be required to review and execute the Calais Resources subscription agreement attached as Exhibit B. This Bill of Sale and the attached subscription agreement shall be executed at or prior to a closing scheduled for a time and location mutually agreed to by the parties, but no later than Friday December 14, 2007. Buyer shall have access to and full right and authority to remove the Mill and Equipment from its present location at any time or from time to time after the payment of the Purchase Price to Seller; provided.

however, that Buyer agrees to remove all of the Mill and Equipment no later than August 31, 2008.

3.   Notwithstanding any other provisions herein to the contrary, it is expressly understood and agreed that the Buyer shall have the right, but not the obligation, to remove any foundation of any building or other structure at or constituting part of the Stringtown Mill, It is, moreover, agreed that Buyer is purchasing only the Mill and Equipment and shall be in no way responsible for the operation of the Mill or for any remediation or reclamation activity at or in the vicinity of the Mill. Buyer shall make reasonable efforts to clean up any debris or trash that Buyer creates during the removal of the Mill and Equipment.

4.   Seller makes no representation or warranties whatsoever, either express or implied, as to the maintenance, repair, condition, design, workmanship, suitability, utility or marketability of the Mill and Equipment or any portion thereof; including without limitation, any implied or express warranty of merchantability or fitness for any particular purpose, it being the express understanding of Buyer that it is purchasing the Mill and Equipment in its present condition and state of repair on an "as is" and "where is" with "all faults" basis.

5.   As a precondition to Buyer's obligations under this Agreement, Seller hereby warrants and represents to Buyer that neither the Mill nor the Equipment nor the site thereof has been designated as contaminated or is otherwise the subject of any current or threatened environmental claims by any local, state or federal governmental authority, and that Seller is not aware of any contamination or environmental hazard that might lead to such designation. Seller agrees to indemnify and hold the Buyer harmless from and against any and all claims, demands, actions and losses which: (a) arise out of or are in anyway related to the ownership and operation of the Mill and Equipment prior to removal of the Mill and Equipment by the Buyer from their present location; (b) arise out of or are in any way related to claims made by third parties with respect to which the Buyer gives or may give notice to the Seller at any time or from time to time after the effective date of this Bill of Sale; or (c) constitute or are alleged to constitute violations of any Environmental Laws. As used herein, the term "Environmental Laws" shall mean any and all laws, statues, regulations, rules, orders, ordinances, permits or determinations of any governmental authority pertaining to health or to conservation or protection of the environment, wildlife, or natural resources in effect in any and all jurisdictions in which the Mill and Equipment is located or otherwise having jurisdiction over any matters related thereto, including, without limitation, the Clean Air Act, as amended, the Federal Water Pollution Control Act, as amended, the Safe Drinking Water Act, as amended, the Comprehensive Environmental Response Compensation n and Liability Act ("CERCLA"), as amended, the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), as amended, the Resource Conservation and Recovery Act ("RCRA"), as amended, the Hazardous and Solid Waste Amendments Acts of 1984, as amended, the Toxic Substances Control Act, as amended, the Federal Mine Safety and Health Act of 1977 ("FMSHA"), as amended, and the Occupational Safety and Health Act ("OSHA") as amended. In the context of actions threatened or initiated against the Buyer under any Environmental Laws, terms such as "hazardous substances", "Release", and "threatened release" shall have the meanings specified in CERCLA; provided, however, that to the extent that the laws of the State of Colorado in the Mill and Equipment is located are applicable and have statues, definitions, rules and regulations that are broader or more stringent than that specified in CERCLA, RCRA, SARA, FMSHA and/or OSHA, that broader or more stringent scope, meaning or definition shall apply with respect thereto in the context of this Bill of Sale.

6.   If Buyer receives a complaint or notice of the commencement of any action or proceeding or the assertion of any claim or demand by any third-party or of the imposition of any penalty or assessment against Buyer for which indemnity may be sought and is sought by the Buyer under this Bill of Sale, the Buyer shall promptly provide the Seller with notice thereof. As and if requested by Buyer, Seller shall participate in and assume the defense, appeal or settlement of any such claims through counsel selected by Seller and approved by Buyer which approval shall not be unreasonably withheld or delayed. Buyer and Seller shall fully cooperate in connection with the defense, appeal or settlement of any claims within thirty (30) days after receipt of notice thereof from the Buyer, the Buyer shall have the right to undertake the defense, appeal or settlement of any such claim at the expense of and for the account of the Seller. The Buyer shall be entitled, to participate in the defense of any such claim provided that the Seller shall pay the attorneys' fees and costs of the Buyer if the employment of separate counsel is deemed necessary or advisable by the Buyer. The Seller shall obtain the prior written approval of the Buyer for any settlement, which shall not unreasonably withheld or delayed.

7.   The obligations of the Seller pursuit to this Bill of Sale shall survive indefinitely the closing of the purchase of the Mill and Equipment.

8.   This Bill of Sale shall be interpreted and enforced pursuant to the laws of the State of Colorado and any applicable federal laws. The parties agree that any action brought to enforce or interpret any terms and provisions of this Bill of Sale or for any claim or cause of action arising out of or relating to this Bill of Sale shall be brought by either party in federal or state court in the State of Colorado.

9.   This Agreement contains the entire agreement between the parties and supersedes any prior written or oral agreements or understanding concerning the same subject manner. This Bill of Sale may be signed in counterparts and counterparts taken together shall be considered by the parties as constituting one agreement as though both parties had signed the same document.

IN WITNESS WHEREOF, Buyer and Seller have executed this Bill of Sale as effective on the date first above written.

SELLER:

SNH INVESTMENTS, LLC

/s/ Nicholas Michael
Nicholas Michael
Manager

BUYER:

Calais Resources, Inc.

/s/ David K. Young
David K. Young
President and CEO

ACKNOWLEDGEMENTS

STATE OF COLORADO

COUNTY OF JEFFERSON

The foregoing Bill of Sale was acknowledged before me on this 21 day of December 2007 by Nickolas Michael, as manager of SNH Investments LLC, a Colorado LLC on behalf of that LLC.

Witness my hand and official seal,

/s/
My Commission expires:  01/26/2010

STATE OF COLORADO

COUNTY OF JEFFERSON

The foregoing Bill of Sale was acknowledged before me on thisday of December 2007 by David K. Young, as President and CEO of Calais Resources Inc. a British Columbia, Canada corporation, on behalf of the corporation.

Witness my hand and official seal,

My Commission expires:

Stingtown Mill

Number	Description
1	Water Truck. Diesel
2	Marcy Ball Mill, 5'x 6'
3	Shaft and pulley drive for ball mill
4	100 hp motor for ball mill
5	Bull Gear for Marcy Mill & pallet of liners
6	Amalgamation Drum
7	Denver Mineral Jig, 12" x 18"
8	Laboratory concentrating table
9	Six inch x 15 foot conveyor
10	Dump truck, 20 ton, dual axle, Intemation H
11	Steel building
12		Model and/or Serial Number
13
14	Coarse Ore Bin, wood, with flow gate
15	Small vibrating screen
16	Jaw Crusher
17	Roll Crusher, 16" x 10" face,
18	take-away conveyor
19	Bucket elevator
20	transfer conveyor 18"
21	Fine ore bin, 25-30 ston capacity
22	Feeder conveyor
23	Marcy Ball Mill, 5'x 6'
24	Denver Mineral Jig, 12" x 18"
25	Spiral classifier
26	Magnetic separator
27	Denver Mineral Jig, 12" x 18"
28	Denver Mineral Jig, 12" x 18"
29	Diester concentrating table full size
30	Wiffley concentrating table
31	Concentrating bowl - Neffco
32	Concentrating bowl • Neffco
33	Flotation cells one bank of 6,24"x24"
34	Flotation cells one bank of 6,24"x24"
35	Conditioning tank
36	Reagent addition machines
37	Concentrate Filter
38	Vacuum pump
39	5000 gallon water tank
40	5000 gallon water tank
41	1000 gallon water tank
42
43	Gasoline powered Welder
44	CAT 931 track loader, arrange#653600	sn 7803743
45	engine for the above loader, #4N169	sn45V15073
46	3 Mine Phones, #465177	sn 005384,005378
47	Fire Extinguishers	various sizes
48
49
Total

12/21/2007                                         GenerallnventoryofEquipmentAugust232004